EXHIBIT F
                  CENTRAL AND SOUTH WEST CORPORATION
                AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                        As of December 31, 1998
                              (UNAUDITED)

                                                 (millions)

Frontera (A)                                         $ 42.5
KVA (A)                                                 3.3
Newgulf                                                18.8
Guna (A)                                                0.4
South Coast (A)                                         5.8
SEEBOARD (B)                                          829.0
                                                  ----------

                                                    $ 899.8
                                                  ==========



(A) Project not yet operational.

(B) SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.